Exhibit 99.1

Cabot Corp Announces 2nd Quarter Earnings and New Financial Targets

EPS of $0.76, $0.83 Adjusted EPS

Robust demand and margin improvements lift quarterly results

BOSTON--(BUSINESS WIRE)--April 26, 2011--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal 2011.

Key Highlights

  Strong pricing and margin performance across the portfolio
  Quarterly revenue growth of 23% in New Business Segment compared to fiscal 2010
  Carbon black capacity expansion plans will add 15% to capacity by end of 2013
  New targets: $4.50 adjusted EPS in fiscal 2014 and sustained adjusted ROIC >13%
(In millions, except per share amounts)	Fiscal 2011		Fiscal 2010
	Second	First	Second	First
	Quarter	6 months	Quarter	6 months

Net sales	$791	$1,544	$712	$1,391
Net income attributable to Cabot Corporation	$51	$126	$43	$72

Net earnings per share attributable to Cabot Corporation	$0.76	$1.89	$0.65	$1.09
Adjustments:
Net income per share from discontinued operations	-	$0.02	-	-
Certain items per share	$(0.07)	$(0.12)	$(0.13)	$(0.34)
Adjusted EPS	$0.83	$1.99	$0.78	$1.43

Less: Impact of discrete tax items per share	$0.02	$0.40	$0.21	$0.23
Adjusted EPS excluding discrete tax items	$0.81	$1.59	$0.57	$1.20

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, stated, “We are pleased with our operating results this quarter. Our strong financial performance over the past 18 months is the result of our efforts to reduce earnings volatility, improve operational efficiency, restructure our asset base and re-focus the New Business Segment. Our solid execution of strategy has allowed us to meet our $3 adjusted EPS and 13% adjusted ROIC targets earlier than expected.”

Prevost continued, “Now that we have successfully re-positioned the company at a higher level of profitability we believe we are poised for growth, which is the next phase of our long-term plan. Several weeks ago, we announced a $180 million expansion of our global carbon black capacity that will complement ongoing fumed silica and masterbatch investments. Beyond that, we are continuing to invest in process and product technology across the portfolio and are seeing strong revenue performance in the New Business Segment. As our next set of financial targets, we have committed to delivering $4.50 of adjusted earnings per share in fiscal year 2014 while maintaining our adjusted ROIC at a minimum of 13%. Our strategy, ability to execute and strong balance sheet have served us well over the last three years and give us confidence in our continued ability to create significant value for our shareholders.”

“Turning to the second quarter’s results, volumes in our key businesses remained solid. We are operating at high utilization levels and are focused on asset reliability to meet our customers’ needs. The announced carbon black capacity investments will add 15% to our capacity in the fastest growing regions of the world over the coming two years. Our strategic focus on margin improvement is significantly improving the bottom line. In Rubber Blacks, we are increasing margins through pricing, energy center cost reductions and process technology investments. Our strong balance sheet is helping us manage higher working capital needs while ensuring our ability to pursue the capital investments necessary for our future growth. The Supermetals Business is reaping the benefits of its repositioning into higher margin products. The Performance Segment is continuing to deliver high value products to provide solutions to our global customer base. Higher margins are being achieved through value pricing and commercialization of new products. Our Aerogel, Inkjet Colorants, Cabot Elastomer Composites and security business activities are showing strong commercial success. We are continuing to invest resources in growth sectors such as energy storage, solar, defense and mining where innovative performance materials are key to the success of our customers and partners.” Prevost concluded.

Financial Detail

For the second quarter of fiscal 2011, net income attributable to Cabot Corporation was $51 million ($0.76 per diluted common share) which includes a $0.07 charge principally for restructuring costs. Adjusted EPS was $0.83 per share.

Segment Results

Core Segment- Second quarter fiscal 2011 EBIT in the Rubber Blacks Business increased by $12 million when compared to the same quarter of fiscal 2010. The increase was driven principally by higher unit margins from higher prices, a favorable product mix and energy center benefits. During the quarter the Rubber Blacks business also recognized $3 million of milestone payment revenue from its CEC new business development activities. These positive factors more than offset the impact of higher raw material costs and 2% lower volumes when compared to the second quarter of fiscal 2010. Regionally, volumes in China increased by 4%, while volumes in North America increased by 1% and those in South America were flat. Volumes in Southeast Asia decreased by 16% due to capacity closures in fiscal 2010, while those in the Europe, Middle East and Africa region declined by 6%. Volumes in Japan were down 3% due to power and logistical constraints related to the earthquake and tsunami. When compared to the first quarter of fiscal 2011, EBIT also increased by $12 million. Higher unit margins driven by higher pricing and a favorable product mix more than offset the effect of higher raw material costs. Sequentially, global volumes were 3% lower principally as a result of the Chinese New Year holiday and the effect of earthquake related disruptions in the Japanese market.

In the Supermetals Business, EBIT increased by $17 million when compared to the second quarter of fiscal 2010. The increase was driven by improved margins from higher pricing, a favorable product mix and lower costs. The business continues to be successful at implementing its strategy, shifting its portfolio toward higher value products. Sequentially, profitability decreased by $2 million. When compared to the first quarter of fiscal 2011, lower volumes that have resulted from product portfolio optimization efforts and higher ore costs more than offset the favorable margin impact of higher pricing and improved product mix.

Performance Segment- Second quarter fiscal 2011 EBIT in the Performance Segment increased by $5 million when compared to the same quarter of fiscal 2010. The increase was driven principally by higher volumes in the Performance Products Business and higher unit margins from price increases and a favorable product mix. These favorable factors more than offset the impact of higher raw material costs, including a $5 million unfavorable LIFO impact during the second quarter of fiscal 2011. Volumes in the Performance Products Business increased by 8% when compared to the second quarter of fiscal 2010, while volumes in the Fumed Metal Oxides Business were down 1% principally due to customer inventory replenishment in fiscal 2010. Sequentially, EBIT increased by $7 million due principally to higher volumes and increased unit margins. Volumes in Performance Products were 16% higher, while volumes in Fumed Metal Oxides increased by 2% when compared to the first quarter of fiscal 2011.

Specialty Fluids Segment- For the second quarter of fiscal 2011, EBIT in the Specialty Fluids Segment decreased by $4 million and $5 million when compared to the second quarter of fiscal 2010 and the first quarter of fiscal 2011, respectively. The decreases in both comparative periods were due to product mix and size of jobs, mainly in the North Sea.

New Business Segment- Second quarter fiscal 2011 revenues in the New Business Segment increased by 23% ($5 million) and 35% ($7 million) when compared to the same quarter of fiscal 2010 and the first quarter of fiscal 2011, respectively. The growth in both periods was driven by increased revenues across all businesses including higher volumes in the Inkjet Colorants Business, higher revenues from oil and gas insulation projects in the Aerogel Business and increased revenues from security related products in Superior MicroPowders.

Cash Performance- The Company ended the second quarter of fiscal 2011 with a cash balance of $366 million. The cash benefit of strong operating results more than offset an $86 million sequential increase in working capital, driven by the impact of higher carbon black raw material costs on inventory values and accounts receivable balances.

Taxes- During the second quarter of fiscal 2011, the Company recorded a net tax provision of $17 million, including discrete tax benefits of $1 million. The tax rate on continuing operations was 24% for the second quarter of fiscal 2011. Excluding discrete tax benefits and the impact of certain items, the quarterly operating tax rate was 26%.

Market Outlook

Commenting on the outlook for the Company’s end markets, Prevost said, “Our end markets remain robust with some differences by geography. The tire and automotive sectors remain strong. We have recovered to 2008 volume levels and foreseeable demand should ensure ongoing high utilization rates of our assets. The electronics market continues to show strong demand growth for high performance devices such as smartphones and tablets that will benefit our business. In the construction and infrastructure markets activity remains slow in North America and Europe, but emerging regions are showing solid growth. Overall, our strong geographic footprint and leading positions in the fastest growing regions of the world are benefiting us. We will begin commissioning our capacity additions in carbon black, fumed silica and masterbatch over the coming six months providing us additional opportunities to meet the robust demand in our key end markets.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, April 27, 2011. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

Cabot Corporation, headquartered in Boston, Massachusetts, is a global specialty chemicals and performance materials company. Cabot’s major products are carbon black, capacitor materials, fumed silica, cesium formate drilling fluids, inkjet colorants and aerogels. The Company’s website address is: http://www.cabot-corp.com

Forward-Looking Statements- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our ability to meet our long-term financial targets, strategy for growth, anticipated capital spending, market position, demand for our products, when we expect commissioning of our capacity additions to occur, and expected financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; delays in the successful integration of structural changes, including restructuring plans, and joint ventures; delays in the completion or start-up of our capacity expansion projects; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used- The term “LIFO” includes two factors: (i) the impact of current inventory costs being recognized immediately in cost of goods sold (“COGS”) under a last-in first-out (“LIFO”) method, compared to the older costs that would have been included in COGS under a first-in first-out (“FIFO”) method (“COGS impact”); and (ii) the impact of reductions in inventory quantities, causing historical inventory costs to flow through COGS (“liquidation impact”). The consolidated impact of using the LIFO method to value inventories in the US instead of the FIFO method for the second quarter of fiscal 2011 was an unfavorable $6 million and is comprised of an unfavorable $14 million COGS impact partially offset by a favorable $8 million liquidation impact. This compares to a $2 million favorable impact for the second quarter of fiscal 2010, comprised of a favorable $4 million liquidation impact, partially offset by an unfavorable $2 million COGS impact.

The term “quarterly operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual and infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision.

The term “product mix” refers to the various types and grades, or mix, of products sold in a particular Business or Segment during the period, and the positive or negative impact of that mix on the revenue or profitability of the Business or Segment.

Use of Non-GAAP Financial Measures- The preceding discussion of our results and the accompanying financial tables report adjusted EPS and include information about adjusted return on invested capital ("adjusted ROIC"), which are non-GAAP financial measures. Our chief operating decision-maker uses adjusted EPS to evaluate the performance of the Company in terms of profitability and adjusted ROIC to measure the effectiveness of our use of capital. We believe that these measures also assist our investors in evaluating the changes in our results and the Company’s performance.

Both EPS and adjusted EPS are calculated on a diluted share basis. In calculating adjusted EPS we exclude certain items, meaning items that management considers to be unusual and not representative of the Company’s ongoing operating results. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled Certain Items and Reconciliation.

In calculating adjusted ROIC, we divide four quarter rolling net income (loss) attributable to Cabot Corporation (less the after tax noncontrolling interest in net income, after tax net interest expense and after tax certain items) by the previous five quarters’ average of Cabot Corporation stockholders’ equity plus noncontrolling interest's equity plus debt, less cash and cash equivalents and the four quarter rolling impact of after tax certain items. The certain items that are excluded from the numbers we use to calculate adjusted ROIC are provided in the table titled Certain Items and Reconciliation. ROIC is not a measure of financial performance under GAAP and may not be defined and calculated by other companies in the same manner.

Second Quarter Earnings Announcement, Fiscal 2011

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2011	2010	2011	2010

Net sales and other operating revenues	$791	$712	$1,544	$1,391

Cost of sales	630	572	1,225	1,115

Gross profit	161	140	319	276

Selling and administrative expenses	64	61	128	128

Research and technical expenses	19	19	36	37
Income from operations	78	60	155	111

Other income and (expense)

Interest and dividend income	—	—	1	—

Interest expense	(10)	(11)	(20)	(20)

Other income and (expense)	4	(4)	6	(4)

Total other income (expense)	(6)	(15)	(13)	(24)

Income from continuing operations before income taxes and equity in net income of affiliated companies	72	45	142	87

(Provision) benefit for income taxes	(17)	1	(11)	(10)

Equity in net income of affiliated companies, net of tax	1	1	4	4

Net income from continuing operations	56	47	135	81

Income from discontinued operations, net of tax (A)	—	—	1	—

Net income	56	47	136	81

Net income attributable to noncontrolling interests, net of tax	5	4	10	9

Net income attributable to Cabot Corporation	$51	$43	$126	$72

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.76	$0.65	$1.87	$1.09

Discontinued operations (A)	—	—	0.02	—

Net income attributable to Cabot Corporation	$0.76	$0.65	$1.89	$1.09

Weighted average common shares outstanding
Diluted	65	64	65	64

(A) Amounts relate to tax settlements in connection with our discontinued operations.

Second Quarter Earnings Announcement, Fiscal 2011

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2011	2010	2011	2010

Sales

Core Segment	$515	$446	$1,016	$891
Rubber blacks (A)	463	411	905	810
Supermetals (A)	52	35	111	81

Performance Segment	222	200	412	387
Performance products (A)	159	138	291	264
Fumed metal oxides (A)	63	62	121	123

New Business Segment	27	22	47	39
Inkjet colorants	16	14	30	28
Aerogel	8	6	11	8
Superior MicroPowders	3	2	6	3

Specialty Fluids Segment	13	15	30	30

Segment sales (A)	777	683	1,505	1,347

Unallocated and other (A), (B)	14	29	39	44

Net sales and other operating revenues	$791	$712	$1,544	$1,391

Segment Earnings Before Interest and Taxes

Core Segment	$70	$41	$130	$90

Rubber blacks (A)	50	38	88	81
Supermetals (A)	20	3	42	9

Performance Segment (A)	37	32	67	66

New Business Segment	—	1	(2)	(2)

Specialty Fluids Segment	1	5	7	10

Total Segment Earnings Before Interest and Taxes (A), (C)	108	79	202	164

Unallocated and Other

Interest expense	(10)	(11)	(20)	(20)
Certain items (D)	(7)	(9)	(11)	(26)
Unallocated corporate costs	(13)	(10)	(23)	(21)
General unallocated expense (A), (E)	(5)	(3)	(2)	(6)
Less: Equity in net income of affiliated companies, net of tax	(1)	(1)	(4)	(4)

Income from continuing operations before income taxes and equity in net income of affiliated companies	72	45	142	87

(Provision) benefit for income taxes	(17)	1	(11)	(10)

Equity in net income of affiliated companies, net of tax	1	1	4	4

Net income from continuing operations	56	47	135	81

Income from discontinued operations, net of tax (F)	—	—	1	—

Net income	56	47	136	81

Net income attributable to noncontrolling interests, net of tax	5	4	10	9

Net income attributable to Cabot Corporation	$51	$43	$126	$72

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.76	$0.65	$1.87	$1.09

Discontinued operations (F)	—	—	0.02	—

Net income attributable to Cabot Corporation	$0.76	$0.65	$1.89	$1.09

Weighted average common shares outstanding

Diluted	65	64	65	64

(A) Beginning with the third quarter of fiscal 2010, management no longer allocates its corporate adjustment for unearned revenue to its segments.
Therefore, unearned revenue and cost of sales related to unearned revenue, which had been allocated to Segment Sales and Segment
Earnings Before Interest and Taxes ("EBIT") in prior periods, have been reclassified to "Unallocated and other" and "General unallocated expense". Prior periods have been recast to conform to the new allocation method. This change had an immaterial impact on segment EBIT for all periods presented.

(B) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue as discussed in note (A) above.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(D) Details of certain items are presented in the Certain Items and Reconciliation table.

(E) General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the profit related to unearned revenue as discussed in note (A) above.

(F) Amounts relate to tax settlements in connection with our discontinued operations.

Second Quarter Earnings Announcement, Fiscal 2011

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2011	2010
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$366	$387
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $4	621	576
Inventories:
Raw materials	151	121
Work in process	10	38
Finished goods	229	178
Other	37	36
Total inventories	427	373
Prepaid expenses and other current assets	83	72
Deferred income taxes	33	30
Total current assets	1,530	1,438

Property, plant and equipment	3,054	2,943
Accumulated depreciation and amortization	(2,060)	(1,968)
Net property, plant and equipment	994	975

Goodwill	39	39
Equity affiliates	57	61
Intangible assets, net of accumulated amortization of $12 and $12	4	4
Assets held for rent	42	40
Deferred income taxes	258	245
Other assets	90	84

Total assets	$3,014	$2,886

Second Quarter Earnings Announcement, Fiscal 2011

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2011	2010
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$57	$29
Accounts payable and accrued liabilities	413	447
Income taxes payable	27	34
Deferred income taxes	6	6
Current portion of long-term debt	17	23
Total current liabilities	520	539

Long-term debt	587	600
Deferred income taxes	6	6
Other liabilities	334	324

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 65,595,421 and 65,429,916 shares	66	65
Outstanding: 65,561,751 and 65,370,220 shares
Less cost of 33,670 and 59,696 shares of common treasury stock	(1)	(2)
Additional paid-in capital	60	46
Retained earnings	1,227	1,125
Deferred employee benefits	(17)	(20)
Accumulated other comprehensive income	108	88
Total Cabot Corporation stockholders' equity	1,443	1,302
Noncontrolling interests	124	115
Total equity	1,567	1,417
Total liabilities and equity	$3,014	$2,886

CABOT CORPORATION
	Fiscal 2010					Fiscal 2011
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment	$445	$446	$484	$479	$1,854	$501	$515			$1,016
Rubber blacks (A)	399	411	437	430	1,677	442	463			905
Supermetals (A)	46	35	47	49	177	59	52			111
Performance Segment	187	200	200	196	783	190	222			412
Performance products (A)	126	138	137	130	531	132	159			291
Fumed metal oxides (A)	61	62	63	66	252	58	63			121
New Business Segment	17	22	25	24	88	20	27			47
Inkjet colorants	14	14	15	14	57	14	16			30
Aerogel	2	6	8	8	24	3	8			11
Superior MicroPowders	1	2	2	2	7	3	3			6
Specialty Fluids Segment	15	15	22	29	81	17	13			30
Segment Sales (A)	664	683	731	728	2,806	728	777			1,505
Unallocated and other (A), (B)	15	29	22	21	87	25	14			39

Net sales and other operating revenues	$679	$712	$753	$749	$2,893	$753	$791			$1,544

Segment Earnings Before Interest and Taxes
Core Segment	$49	$41	$55	$40	$185	$60	$70			$130
Rubber blacks (A)	43	38	41	28	150	38	50			88
Supermetals (A)	6	3	14	12	35	22	20			42
Performance Segment (A)	34	32	35	29	130	30	37			67
New Business Segment	(3)	1	—	—	(2)	(2)	—			(2)
Specialty Fluids Segment	5	5	11	14	35	6	1			7
Total Segment Earnings Before Interest and Taxes (A), (C)	85	79	101	83	348	94	108			202

Unallocated and Other
Interest expense	(9)	(11)	(10)	(10)	(40)	(10)	(10)			(20)
Certain items (D)	(17)	(9)	(15)	(11)	(52)	(4)	(7)			(11)
Unallocated corporate costs	(11)	(10)	(9)	(9)	(39)	(10)	(13)			(23)
General unallocated (expense) income (A), (E)	(3)	(3)	4	—	(2)	3	(5)			(2)
Less: Equity in net income of affiliated companies, net of tax	(3)	(1)	(1)	(2)	(7)	(3)	(1)			(4)

Income from continuing operations before income taxes and equity in net income of affiliated companies	42	45	70	51	208	70	72			142
(Provision) benefit for income taxes	(11)	1	(20)	(16)	(46)	6	(17)			(11)
Equity in net income of affiliated companies, net of tax	3	1	1	2	7	3	1			4

Net income from continuing operations	34	47	51	37	169	79	56			135

Income from discontinued operations, net of tax (F)	—	—	—	—	—	1	—			1

Net income	34	47	51	37	169	80	56			136

Net income attributable to noncontrolling interests, net of tax	5	4	4	2	15	5	5			10

Net income attributable to Cabot Corporation	$29	$43	$47	$35	$154	$75	$51			$126

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.44	$0.65	$0.72	$0.54	$2.35	$1.11	$0.76			$1.87

Discontinued operations (F)	—	—	—	—	—	0.02	—			0.02

Net income attributable to Cabot Corporation	$0.44	$0.65	$0.72	$0.54	$2.35	$1.13	$0.76			$1.89

Weighted average common shares outstanding
Diluted	64	64	64	65	64	65	65			65

(A) Beginning with the third quarter of fiscal 2010, management no longer allocates its corporate adjustment for unearned revenue to its segments. Therefore, unearned revenue and cost of sales related to unearned revenue, which had been allocated to Segment Sales and Segment Earnings Before Interest and Taxes ("EBIT") in prior periods, have been reclassified to "Unallocated and other" and "General unallocated (expense) income". Prior periods have been recast to conform to the new allocation method. This change had an immaterial impact on segment EBIT for all periods presented.

(B) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue as discussed in note (A) above.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(D) Details of certain items are presented in the Certain Items and Reconciliation table.

(E) General unallocated (expense) income includes foreign currency transaction gains (losses), interest income, dividend income, and the profit related to unearned revenue as discussed in note (A) above.

(F) Amounts relate to tax settlements in connection with our discontinued operations.

Second Quarter Earnings Announcement, Fiscal 2011

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION

CERTAIN ITEMS:
Periods ended March 31	Three Months				Six Months
Dollars in millions, except per share amounts (unaudited)	2011	2011	2010	2010	2011	2011	2010	2010
	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes

Environmental reserves and legal settlements	$ ―	$ ―	$ ―	$ ―	$ ―	$ ―	$(1)	$(0.01)

Recovery of previously impaired investment	—	—	—	—	—	—	1	0.01

Long-lived asset impairment (B)	—	—	—	—	—	—	(2)	(0.02)

								—
Global restructuring activities	(7)	(0.07)	(9)	(0.13)	(11)	(0.12)	(24)	(0.32)

Total certain items	(7)	(0.07)	(9)	(0.13)	(11)	(0.12)	(26)	(0.34)

Discontinued operations (C)	—	—	—	—	1	0.02	—	—

Total certain items and discontinued operations	(7)	(0.07)	(9)	(0.13)	(10)	(0.10)	(26)	(0.34)

Tax impact of certain items	2		1		3		4

Total certain items and discontinued operations after tax	$(5)	$(0.07)	$(8)	$(0.13)	$(7)	$(0.10)	$(22)	$(0.34)

Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2011	2010	2011	2010

Statement of Operations Line Item

Cost of sales	$(7)	$(5)	$(10)	$(13)

Selling and administrative expenses	—	(4)	(1)	(13)

Research and technical expenses	—	—	—	—

Total certain items	$(7)	$(9)	$(11)	$(26)

NON-GAAP MEASURE:
Periods ended March 31 (unaudited)	Three Months		Six Months
	2011	2010	2011	2010
	per share(A)	per share(A)	per share(A)	per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.76	$0.65	$1.89	$1.09
Less: Net income per share from discontinued operations	—	—	0.02	—
Net income per share from continuing operations	$0.76	$0.65	$1.87	$1.09
Less: Certain items per share	(0.07)	(0.13)	(0.12)	(0.34)
Adjusted earnings per share	$0.83	$0.78	$1.99	$1.43

(A) Per share amounts are calculated after tax.
(B) Land related to former carbon black site.
(C) Amounts relate to tax settlements in connection with our discontinued operations.